SEVERANCE AGREEMENT


            The parties to this agreement are eSoft, Inc. ("eSoft") and Wayne Farlow ("Employee"). This document describes the agreements of eSoft and Employee concerning the resignation of Employee as officer and director of eSoft and termination of his employment with eSoft. This agreement, and the payments and other arrangements described below, give valuable consideration to both eSoft and Employee.

     1. EMPLOYMENT RELATIONSHIP. eSoft and Employee have agreed that Employee has resigned as an officer and director of eSoft effective November 7, 1997, and termination of his employment as provided herein.

     2. PAYMENTS AND OTHER ARRANGEMENTS. eSoft has agreed to make the following payments to Employee:

          a. The amount of $10,000 per month as continued salary through March 7, 1998, payable in equal semi-monthly installments, in accordance with eSoft's usual payroll practices, with the payment for the final period through March 7 payable on that date.

          b. Promptly after execution of this agreement eSoft shall pay to Employee, in lieu of accrued vacation, the amount of $1,875.

eSoft also agrees to the following terms:

          c. Employee shall be entitled to continue to participate under eSoft's health insurance program with coverage for his family, and with the premiums paid by eSoft through the month of March 1998. Thereafter, the Employee may obtain, at Employee's cost, such health insurance as is permitted to a former employee under COBRA or the Colorado Health Care Coverage Act and/or the Company's health insurance program.

          d. The employee is entitled to purchase, and has agreed to purchase, 60,000 shares of eSoft Common Stock at a price of $.50 per share, pursuant to an incentive stock option granted to Employee by eSoft. The purchase shall be made after eSoft is merged into a newly created Delaware corporation for the purpose of reincorporating eSoft under the Delaware Business Corporation Law, which is planned to occur before January 31, 1998. Employee shall have 15 business days after receipt of written notice from eSoft of the effectiveness of the merger to purchase said 60,000 shares. In payment for such shares Employee will pay to the Company $600 in cash or check and the Company shall accept a non-interest bearing, non-recourse promissory note, payable to the Company and due on or before September 5, 1999. The shares of stock purchased by the Employee shall be held by eSoft as security for payment of the note.

          e. The Employee shall be promptly reimbursed for all reasonable out-of-pocket expenses incurred in connection with the performance of his duties upon presentation to eSoft of an itemized accounting of the expenses, including reasonable supporting data.

      3. PROPERTY. eSoft and the Employee each hereby acknowledge that neither has possession of any tangible property which belongs to or is the property of the other party.

      4. OTHER AGREEMENTS. This agreement, together with a Mutual Release entered into among eSoft, and three consultants to eSoft with the Employee of even date herewith constitutes the entire agreement concerning the termination of Employee's employment by eSoft, except that the Employment Agreement dated September 2, 1997, between eSoft and the Employee shall remain in effect with respect to the provisions of Sections 8 and 9 of said Employment Agreement.

      5. AMENDMENT. This agreement can be modified only by an agreement in writing signed by both parties.

      6. SUCCESSORS. This agreement benefits and binds the parties' successors.

      7. COLORADO LAW. This agreement will be interpreted in accordance with the laws of the State of Colorado.

      8. ENFORCEABILITY. If any portion of this agreement is unenforceable, the remaining portions of the agreement will remain enforceable.


                                        eSOFT, INC.

                                        By:
---------------------------------          ------------------------------------
Wayne Farlow                Date           Philip L. Becker, Chairman      Date
                                           and Chief Executive Officer

                                MUTUAL RELEASE


            The parties to this agreement are eSoft, Inc. ("eSoft"), W. Terrance Schreier, Gene R. Copeland and Daryl Yurek, consultants to eSoft, (together with eSoft, the "eSoft Parties") and Wayne Farlow ("Employee"). The Employee and eSoft have entered into a Severance Agreement dated this date (the "Severance Agreement) that describes the agreements of eSoft and Employee concerning the resignation of Employee as officer and director of eSoft and termination of his employment with eSoft. This document sets forth the mutual releases between the eSoft Parties and the Employee. This agreement, the payments and other arrangements made pursuant to the Severance Agreement, and the mutual releases contained herein give valuable consideration to both the eSoft Parties and Employee.

      9. RELEASE BY EMPLOYEE OF ESOFT PARTIES. In consideration of the premises, the payments by eSoft to the Employee and the mutual agreements herein, Employee releases and waives all claims against any of the eSoft Parties, and any officers or directors of eSoft and any affiliates of the eSoft Parties for loss, damage or injury (collectively referred to as "Claims") arising from or in connection with the Employee's employment by eSoft, including the following:

            o defamation based on statements made by directors, officers or agents of eSoft or others;
            o     breach of an express or implied employment contract;
            o     compensation or reimbursement of Employee;
            o     unfair employment practices; and
            o     any act or omission by or on behalf of any eSoft Party.

The Claims released and waived by Employee include:

            o those arising before the date of this agreement;
            o those that are presently known, suspected, unknown or unsuspected;
            o those for reinstatement or future employment;
            o those for actual, consequential, punitive or special damages;
            o those for attorney's fees, costs, experts' fees and other expenses of investigating, litigating or settling Claims; and
            o those against the eSoft Parties and/or eSoft's subsidiaries, employees, officers, directors, agents and contractors, and any affiliate of any eSoft Party.

Nothing herein is intended to release any Claims that may hereafter arise by reason of Employee's status as a shareholder of eSoft, or by reason of any breach of this Agreement or the Severance Agreement.

      10. RELEASE BY ESOFT PARTIES OF THE EMPLOYEE. In consideration of the agreements by the Employee herein, each of the eSoft Parties hereby releases the Employee of any and all claims for loss, damage or injury ("Claims") or obligations whatsoever arising out of or in any way connected with the Employee's employment and any related activities, including his resignation and the termination of the Employment Agreement dated September 2, 1997, between eSoft and Employee

(the "Employment Agreement"), and including any claim of the kind or nature described in Section 3 above, provided, however, that the Employee's obligations under Sections 8 and 9 of the Employment Agreement, shall continue as provided therein.

      11. AGREEMENT NOT TO SUE. The eSoft Parties and the Employee each waive any right to file suit for any Claims. The eSoft Parties will not sue Employee and Employee will not sue the eSoft Parties for any Claims. Neither Employee nor any of the eSoft Parties will initiate or proceed with any other action or proceeding against each other that relates to any action or condition that could give rise to Claims.

      12. NO ADMISSION OF WRONG DOING. Neither the eSoft Parties nor the Employee admit any wrong doing or liability of any kind and have entered into this agreement voluntarily to establish the agreed rights of the parties with respect to Employee's resignation and termination of the Employment Agreement between eSoft and the Employee. Payments and other arrangements by eSoft to the Employee hereunder compromise and settle any Claims by Employee against the eSoft Parties.

      13. COMMENTS. Employee will not criticize, disparage or ridicule eSoft or its business, products or employment practices. The eSoft Parties will not criticize, disparage or ridicule Employee with respect to his business or leadership abilities, skills or the performance of his duties to eSoft. The eSoft Parties and Employee represent that they have made no statements that criticize, disparage or ridicule the other Party.

      14. OTHER AGREEMENTS. This Agreement, together with the Severance Agreement, constitutes the entire agreement concerning the termination of Employee's employment by eSoft, except that the Employment Agreement dated September 2, 1997, between eSoft and the Employee shall remain in effect with respect to the provisions of Sections 8 and 9 of said Employment Agreement.

      15. AMENDMENT. This agreement can be modified only by an agreement in writing signed by both parties.

      16. SUCCESSORS. This agreement benefits and binds the parties' successors.

      17. COLORADO LAW. This agreement will be interpreted in accordance with the laws of the State of Colorado.

      18. ENFORCEABILITY. If any portion of this agreement is unenforceable, the remaining portions of the agreement will remain enforceable.

      EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT IS A FINAL AND BINDING WAIVER OF ANY CLAIMS AGAINST THE eSOFT PARTIES, INCLUDING CLAIMS FOR AGE DISCRIMINATION UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND CLAIMS FOR SEX, RACE OR OTHER DISCRIMINATION UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964.

      THE ONLY PROMISES MADE TO CAUSE EMPLOYEE TO SIGN THIS
      AGREEMENT ARE THOSE STATED IN THE SEVERANCE AGREEMENT
      AND IN THIS AGREEMENT.

      EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN TOLD BY THE eSOFT PARTIES TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
      THIS AGREEMENT.

      EMPLOYEE REPRESENTS THAT THIS AGREEMENT HAS BEEN FULLY
      EXPLAINED BY EMPLOYEE'S ATTORNEYS, OR THAT EMPLOYEE HAS
      WAIVED CONSULTATION WITH AN ATTORNEY, CONTRARY TO eSOFT'S
      RECOMMENDATION.

      EMPLOYEE REPRESENTS THAT EMPLOYEE WAS GIVEN THIS AGREEMENT AND ADVISED THAT HE COULD CONSIDER THE AGREEMENT FOR AT LEAST TWENTY-ONE (21) DAYS BEFORE SIGNING IT IF HE SO DESIRES. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS THE RIGHT TO REVOKE THIS AGREEMENT FOR SEVEN (7) DAYS AFTER SIGNING IT. THIS AGREEMENT WILL NOT BE EFFECTIVE UNTIL THAT TIME HAS PASSED. EMPLOYEE AGREES THAT THE PAYMENTS REFERENCED ABOVE WILL BE MADE AFTER THE EXPIRATION OF THE SEVEN DAY REVOCATION PERIOD.


                                          eSOFT, INC.

                                          By:
------------------------------------         ----------------------------------
Wayne Farlow                    Date         Philip L. Becker, Chairman,   Date
                                             and Chief Executive Officer
------------------------------------
Gene R. Copeland                Date

------------------------------------
W. Terrance Schreier            Date

------------------------------------
Daryl Yurek                     Date